UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

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☐ Preliminary proxy statement ☐ Definitive proxy statement ☒ Definitive additional materials ☐ Soliciting material pursuant to §240-14a-12	☐ Confidential, For Use of the Commission Only (aspermitted by Rule 14a-6(e)(2))

VARIAN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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VARIAN, INC.

3120 Hansen Way

Palo Alto, California 94304-1030

September 18, 2009

Dear Varian Stockholder:

According to our latest records, we have not yet received your proxy for the important special meeting of stockholders of Varian, Inc. to be held on October 5, 2009. The Varian board of directors unanimously recommends that stockholders vote FOR the adoption of the merger agreement with Agilent Technologies, Inc.

Please help your company avoid the expense of further solicitation by voting TODAY—by telephone, via the Internet or by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Very truly yours,

/s/ Garry W. Rogerson
Garry W. Rogerson
Chairman of the Board and Chief Executive Officer

IMPORTANT NOTE:

Remember, you can vote your shares by telephone or by Internet.

Please follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.